Exhibit 99.1

Press Release	Source: TAC Acquisition Corp.

TAC to Merge with AVIEL Systems, Inc.

AVIEL’s John Chapel to remain Chairman, CEO and President

GREENWICH, CT – (MARKET WIRE) – June 12, 2006 – TAC Acquisition Corp. (“TAC”) (OTC Bulletin Board: TACA) announced today the signing of a definitive agreement to merge with privately-owned AVIEL Systems, Inc. (“AVIEL” or the “Company”) of McLean, Virginia, a provider of information technology services to the federal government in areas critical to national security, defense and transportation. According to the terms of the agreement, TAC will acquire all of the outstanding capital stock of AVIEL for approximately $60 million, and will assume approximately $40 million of AVIEL’s existing debt, which will be repaid immediately following closing. AVIEL’s existing shareholders will receive $35 million in cash and approximately $25 million1 of stock in the combined company.

AVIEL’s Chairman, CEO and President, R. John Chapel, will remain Chairman, CEO and President of the combined company after consummation of the transaction. Upon consummation of the merger, TAC will change its name to AVIEL Systems, Inc. and intends to apply for listing on the Nasdaq National Market. The transaction is expected to close in the third quarter of this year, subject to customary closing conditions, including the approval of TAC’s stockholders and that holders of less than 20% of TAC’s common stock shall have exercised their conversion rights.

INTRODUCTION TO AVIEL

AVIEL is a full service provider of enterprise architecture, financial management, information assurance, and technology infrastructure outsourcing and integration services focusing on customers in the homeland security, transportation and defense agencies. The Company is headquartered in the Washington, D.C. area in close proximity to its major customers. AVIEL holds numerous blanket ordering agreements and federal supply schedule contract vehicles with multiple years of performance, allowing for streamlined acquisition procedures and quick response to its customers’ purchasing needs.

AVIEL was formed earlier this year to consolidate the businesses of OPTIMUS Corporation (“OPTIMUS”) and Performance Management Consulting, Inc. (“PMC”). Both OPTIMUS and PMC have deep, historical relationships with many federal government agencies, including those within the Department of Homeland Security (“DHS”) and the Federal Aviation Administration (“FAA”). In particular, the Company is a leading provider of technology support services to DHS and its component organizations, including Immigration and Customs Enforcement (“ICE”), Citizenship and Immigration Services (“CIS”), Office of Security, the U.S. Coast Guard (“USCG”), Office of the Chief Information Officer (“OCIO”), and Customs and Border Protection (“CBP”), which collectively represented approximately 60% of the Company’s overall revenues during the first quarter of 2006.

According to Mr. Chapel, “AVIEL is a high margin, strong organic growth business with a history of technology innovation and 400 highly skilled employees, more than half of whom hold high level security clearances or have passed national agency checks.” AVIEL’s subsidiary OPTIMUS was founded on the principle that technology can serve as a vital resource in protecting and saving lives. Founded in 1992 in response to the Challenger tragedy, OPTIMUS developed a revolutionary hand held computer and wireless networking system for the National Aeronautics and Space Administration (“NASA”) space shuttle safety and mission assurance inspectors. This device is still in use today. That commitment to public safety has infused all of OPTIMUS’ subsequent efforts, which include providing critical systems engineering services for the FAA and developing innovative technology solutions for its customers. Historically, the Company has developed both through internal organic growth and by successful strategic acquisitions in the federal government information technology industry. Following the acquisition by TAC, it is anticipated that the combined entity will have approximately $45 million in cash on hand which may be utilized to pursue additional acquisitions in this sector and make investments for continuing organic growth.

[1]	Number of shares to be issued based on the book value of TAC's common stock as of the closing date.

FINANCIAL HIGHLIGHTS

For the fiscal year ended December 31, 2005, AVIEL generated approximately $76.5 million of pro-forma revenue and approximately $11 million of pro-forma EBITDA1. This compares to combined2 results of $56.3 million of revenue and $7.4 million of EBITDA for the fiscal year ended December 31, 2004, which represents 36% and 49% growth, respectively. The Company generated $21.3 million of revenue and approximately $3.4 million of pro forma EBITDA for the quarter ended March 31, 20063. As of March 31, 2006, AVIEL maintained approximately $15.6 million of working capital4, which will not be subject to any closing adjustment after the merger with TAC is consummated.

For the 4-month period ending April 30, 2006, approximately 88% of the Company’s revenue is derived from contracts that are billed on a time and materials basis.

MANAGEMENT DISCUSSION

Commenting on the proposed transaction, Jonathan Cohen, TAC’s Chairman of the Board and CEO stated, “Our acquisition search process centered on finding a company in the technology space with the potential for strong growth at an attractive valuation. AVIEL is well established within the federal government IT sector, and has achieved impressive growth with solid margins. We believe that this transaction provides our investors with access to the federal IT services sector at a compelling valuation. The current shareholders of AVIEL will receive both cash and stock in the combined company, and we have provided for significant equity upside for AVIEL’s management team”. Mr. Cohen continued, “We believe that this sector has demonstrated strong growth and that AVIEL is well positioned to benefit from the scale of this market.”

AVIEL’s Chairman, CEO, and President R. John Chapel highlighted the strategic opportunity for AVIEL: “We are excited about the opportunity. It will provide the necessary resources to pursue strategic acquisitions in order to complement our already strong organic growth. The federal information technology sector is a highly fragmented industry with a healthy base of attractive acquisition opportunities in the middle market.” Mr. Chapel has had more than 30 years of experience in the federal government and commercial markets. Prior to serving at AVIEL, Mr. Chapel served as COO of Computer & Hi-tech Management, a professional services company specializing in providing IT services and solutions to the Department of Defense and public sector, where he led the company’s successful transformation and, ultimately, its sale. He played a similar role as President and COO of Andrulis Corporation which was sold to Dynamics Research Corporation (Nasdaq: DRCO). Before that, Mr. Chapel served as Vice President and Chief Financial Officer of the Systems Engineering Group of ManTech International (Nasdaq: MANT), where he managed a unit involved in providing personnel and IT services in both the public and private sectors.

INDUSTRY GROWTH

The U.S. federal government is the largest single consumer of information technology in the world, according to the Office of Management and Budget (“OMB”). Industry experts estimate that federal government contracted IT services are projected to increase from approximately $45 billion in government fiscal year 2003 to approximately $68 billion in government fiscal year 2008. In addition, according to INPUT, an independent

[2]	EBITDA, a metric sometimes used to measure performance, is defined as net income (loss) from continuing operations, plus interest expense net of interest income, income taxes and depreciation and amortization. EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operational activities as a measure of liquidity. The financial figures for 2005 are presented pro forma to reflect the acquisition of PMC by OPTIMUS as if it occurred on January 1, 2005 (the acquisition was consummated September 22, 2005) and to reflect certain nonrecurring expenses incurred during 2005 related to the acquisition of PMC by OPTIMUS and the Company’s reorganization. Accordingly, these figures are not a completely representative measure of either the historical performance or, necessarily, the future potential of AVIEL.

[3]	The combined financial figures for 2004 represent the audited financial results from 2004 for both OPTIMUS and PMC with the respective revenue and EBITDA amounts added together.

[4]	The financial figures for the quarter ended March 31, 2006 are presented pro forma to reflect certain nonrecurring expenses incurred during this quarter related to the pending merger with TAC and the Company’s reorganization. Accordingly, these figures are not a completely representative measure of either the historical performance or, necessarily, the future potential of AVIEL.

[5]	Working capital is defined here as accounts receivable (more than 95% federal government receivables) less the sum of accounts payable, payroll liabilities, accrued expenses and taxes payable, since all existing debt will be paid off immediately following the closing of the merger with TAC.

research firm that tracks the federal services market, the federal government has established a trend over the past several years of spending over and above the initial budget request for information technology products and services. Over a five-year period running from government fiscal 1997 – 2002, actual spending exceeded the corresponding IT budget request by an average of 13% per year.

INPUT estimates that federal funding for the DHS IT budget is expected to grow at a 22% rate for FY2007, growing to $4.4 billion in 2007 from $3.6 billion. DHS has made progress with substantial IT projects such as ICE’s automation modernization program called “ATLAS” and CBP’s America’s Shield Initiative (“ASI”), with the latter morphing into the $2 billion Secure Border Initiative (“SBI”).

According to INPUT, the federal market demand for vendor-furnished information systems and services will increase by $17.2 billion from $63.3 billion in government fiscal 2006 to $80.5 billion in government fiscal 2011. The research firm further projects that the federal government IT services “commercial” segment, comprised of outsourcing, professional services, systems integration and processing services, will grow from $26.9 billion in government fiscal 2006 to $34.7 billion in government fiscal 2011.

INPUT also projects that the Department of Homeland Security addressable portion of the IT budget will grow from $3.3 billion in government fiscal 2006 to $4.4 billion in government fiscal 2011. It also states that by 2011 the federal government will contract out 86% of total IT spending, more than in any preceding year.

Additional Information

Capitalink, L.C., has provided a fairness opinion to TAC for this transaction. AVIEL is being advised by BB&T Capital Markets/Windsor Group.

This communication is being made in respect of the proposed merger transaction involving TAC and AVIEL. In connection with the proposed transaction, TAC will be filing a proxy statement and relevant documents with the Securities and Exchange Commission

About AVIEL Systems, Inc.

Headquartered in McLean, Virginia, AVIEL Systems, Inc. is a provider of IT and management consulting solutions to the federal government in areas critical to national security, transportation and defense. AVIEL was formed earlier this year to serve as a holding company for OPTIMUS Corporation (“OPTIMUS”) and Performance Management Consulting, Inc. (“PMC”).

About TAC Acquisition Corp.

TAC Acquisition Corp. is a publicly-traded company formed for the purpose of acquiring an operating business in the following technology-related sectors: software, IT services, media, telecommunications, semiconductor, hardware, internet and technology-enabled services. Approximately $120 million of net proceeds was raised through TAC’s initial public offering in June 2005 (symbol: TACA).

Forward-looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

•	TAC being a development stage company with no operating history;
•	TAC’s dependence on key personnel, some of whom may not remain with TAC following a business combination;
•	risks that the acquisition of AVIEL or another business combination may not be completed due to failure of the conditions to closing being satisfied or other factors;
•	TAC personnel allocating their time to other businesses and potentially having conflicts of interest with our business;
•	the ownership of TAC’s securities being concentrated; and
•	risks associated with the federal services sector in general and the defense and homeland security sectors in particular;

as well as other relevant risks detailed in TAC’s filings with the U.S. Securities and Exchange Commission. The information set forth herein should be read in light of such risks. TAC does not assume any obligation to update the information contained in this press release.

Stockholders of TAC are urged to read the proxy statement regarding its proposed acquisition of AVIEL when it becomes available as it will contain important information regarding AVIEL and the transaction. Copies of the proxy statement and other relevant documents filed by TAC, which will contain information about TAC and AVIEL, will be available when filed and without charge at the U.S. Securities and Exchange Commission’s Internet site (http://www.sec.gov). The definitive proxy statement, if and when available, may also be obtained from TAC without charge by directing a request to TAC Acquisition Corporation, 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 attn: Dana Serman.

TAC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition of AVIEL. Information regarding TAC’s directors and executive officers is available in its Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed with the U.S. Securities and Exchange Commission when it becomes available.

Company Contact:

Jonathan Cohen

Chief Executive Officer

TAC Acquisition Corp.

(203) 661-2594